CONTRACT FOR CORPORATE ADVISORY SERVICES
                    ----------------------------------------

     The parties to this Contract for Corporate Advisory Services are Diablo Consultants, Inc., a California Corporation, with a business address of 2815 Mitchell Drive, Ste. 212, Walnut Creek, CA 94598, hereafter referred to as "Diablo" and Bluegate Corporation, with a business address of 701 North Post Oak Road, Suite 630, Houston, TX 77024, hereafter referred to as "Client."

                                    RECITALS
                                    --------

     WHEREAS, Client is a publicly traded corporation on a national stock exchange including the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Exchange and/or the Over the Counter Bulletin Board Stock Exchange, and is a fully reporting company under the Securities and Exchange Act of 1933;

     WHEREAS, Client is in full legal compliance with its filing requirements under the Securities and Exchange Act;

     WHEREAS, Client desires to retain Diablo to review and analyze Client's public relations and investor relations programs and activities.

     WHEREAS, Diablo is a California Corporation duly organized and operating under the laws of the State of California;

     WHEREAS, Diablo engages as its principal business advising public companies regarding public and investor relations concerning various clients' business and public disclosures;

     WHEREAS, both Client and Diablo are amenable to entering into a contract whereby Client retains Diablo to advise Client on matters of public and investor relations concerning the Company's business and public disclosures;

     WHEREFORE, THE PARTIES AGREE AS FOLLOWS:


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                                   ENGAGEMENT
                                   ----------

     Diablo will provide non-exclusive advisory services to the Client in the areas of public relations and investor relations. Diablo will provide Client with support for communicating with its investor base. These services include, but are not limited to:

     a. Perform mailings on an as needed basis from Client to its investor base with Client approved and created content; this includes the process of gathering, managing and executing Client's investor relation's mailings;

     b. Respond to all Email questions and send hard copy files of all questions and responses quarterly.

     c. Perform phone call contacts with Client's investor base on an as needed basis with information and content created by Client; and, respond to all incoming calls from shareholders or prospective investors, as well as build and maintain call-inquiries database.

     d. Attend and moderate all Due Diligence meetings which either Client or Diablo deem appropriate.

     e. Monitor various Internet threads and respond to inquiries about Client and its affiliates, subsidiaries and other holdings.

     f. Build a database of all contacts interested in insert company name.

     g. Consult with Client in any matters that fall within the scope of this agreement.

     h. Will include a one-page company profile to be to be updated monthly included on Client's web pages.

     i. Prepare reports on shareholder sentiment.

     j . Organize, moderate and attend occasional conference calls providing client and investors if necessary

     k. Contact 200 brokers per month to discuss Client's company and business plans.


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                                ENGAGEMENT TERMS
                                ----------------

                                      TERM
                                      ----

     1. The period of Diablo's engagement (the "Engagement Period") will expire upon the earlier to occur of (i) twelve (12) months from the date Diablo receives an executed copy of the Agreement from the Client or (ii) by operation of this Agreement.

                                  COMPENSATION
                                  ------------

     2. In consideration for the services to be provided by Diablo to Client, Client agrees to pay Diablo 430,000 [four hundred and thirty thousand] non-refundable shares of restricted common stock in Client, valued for tax purposes at par value, with a one-year safe harbor holding period as prescribed by Rule l44(d) of Code of Federal Regulations Title 17, Section 230.144. The subject shares are considered a non-refundable retainer for services to be rendered by Diablo to Client, and Diablo and Client agree that the date of the execution of this Agreement shall serve as the date establishing Diablo's beneficial ownership of the shares. Client also agrees that the shares paid as compensation hereunder shall be non-cancelable and shall have full piggyback registration rights on any future registration statement filed by Client.

     Client and Consultant agree that an independent escrow agent, Mailander Law Office, APC, shall distribute the compensation shares noted above in Section 2 by distributing to Consultant 33,000 shares on a monthly basis.

     Regarding the distribution of compensation shares, Client and Consultant agree that three monthly tranches, or 99,000 shares, shall be distributed immediately upon the execution hereof, making the first regular conveyance of stock agreed to be due upon June 10, 2005, and every 30 days thereafter until all of the shares have been transferred, with the last payment of all shares due upon completion of the 12 month term of this Agreement, or by March 10, 2006.

     As additional undertaking the convey to further agreed to herein, Client agrees to convey to Diablo 125,000 non-cancelable warrants with a


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strike price of $1.00 per share. Diablo shall have a period of 3 years from the effective date hereof to execute option to purchase shares of common stock based on such warrants, with the understanding that all Diablo need do to formally exercise the warrant, or any portion thereof, is to contact in writing Client at the address provided for herein, notifying Client of Diablo's intent to exercise. Diablo and Client agree to use their best efforts to arrange for the stock purchase in good faith and in a timely fashion.

     Finder's Fee; Should Diablo locate and provide to Client sources of
     ------------
funding that Client utilizes, Client agrees to pay to Diablo a 5% finder's fee - calculated upon the total gross amount of funding secured by Client through Diablo's sources, payable upon closure of the funding agreement.

     3. Terms of Payment:
     All compensation shall be paid by Client within 72 hours of the signing of this contract. No work shall begin until payment is received.

     4. Expenses.
     Client shall be responsible for any and all costs related to the services to be performed by Diablo under this Agreement. These costs include, but are not limited, to postage and copying. Diablo will be responsible for the mailing of up to 400 shareholders/ Investors and introductory letter and company profile. Diablo will invoice Client for all cost associated with the performance of this project. Client will approve all expenses over $100.00 in writing.

     5. Independent Diablo Status.
     Diablo is an independent contractor. Neither Diablo nor Diablo's employees (if any) or contract personnel are, or shall be deemed, Client's employees. In its capacity as an independent Diablo, Diablo agrees and represents, and Client agrees as follows: Diablo reserves the right to perform services for others during the term of this Agreement; however, Diablo will not perform services for any competitors of Client's during the term of this agreement. Diablo has the sole right to control and direct the means, manner and method by which it performs the services to be rendered pursuant to this Agreement. Diablo has the right to perform the services required under this


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Agreement at any place or location or at any time it determines is appropriate.
Diablo has the power to hire assistants, subcontractors, or to use employees or contract personnel to provide the services agreed to herein. The services to be provided by Diablo to Client are to be performed solely by Diablo, or any assistants, subcontractors, employees or contract personnel whom Diablo deems are necessary to perform said services. Client shall not hire, supervise or control any assistants to help Diablo, and neither shall Client provide any training to said personnel. Client shall not require that Diablo, or any of Diablo's employees, assistants, contract personnel or subcontractors devote full time to the services to be performed herein.

     6. Permits and Leases.
     Diablo has complied with all federal, state and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this Agreement.

     7. State and Federal Taxes.
     Client will not withhold FICA from Diablo's payments or make FICA payments on Diablo's behalf; Client will not make state of federal unemployment compensation contributions on Diablo's behalf; or, withhold state or federal income taxes from Diablo's payments.

     8. Fringe Benefits.
     Diablo understands that neither Diablo nor Diablo's employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Client.

     9. Worker's Compensation.
     Client shall not obtain worker's compensation insurance on behalf of Diablo or any of Diablo's employees, or contract personnel. If Diablo does have to hire employees or contract personnel in order to perform the services contemplated under this Agreement, then Diablo will bear all responsibility for acquiring worker's compensation insurance and agrees to hold Client harmless from any claim for worker's compensation benefits filed by one of Diablo's employees, subcontractors or contract personnel in performing the services rendered under this Agreement. Diablo also agrees to hold Client harmless from all costs and attorney's fees in the event that any claim


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contemplated under this section by one of Diablo's employees or contract personnel is filed.

     10. Unemployment Compensation.
     Client shall make no state or federal unemployment compensation payments on behalf of Diablo or any of Diablo's subcontractors, employees, or contract personnel. Diablo will not be entitled to these benefits in connection with work performed under this Agreement.

     11. Insurance.
     Client shall not provide insurance coverage of any kind for Diablo or Diablo's employees or contract personnel. Further, Diablo shall hold Client harmless from any loss or liability arising from performing services under this Agreement.

     12. Term of Agreement.
     This Agreement will become effective when signed by both parties and will terminate 12 months from the signing of this agreement.

     13. Termination of the Agreement.
     With reasonable cause, either Client or Diablo may terminate this Agreement, effective immediately upon giving written notice to the party at the address noted in this Agreement, upon certified mail, return receipt requested. "Reasonable Cause" is limited to a material breach of this Agreement including, but not limited to, Client's failure to pay Diablo, or Diablo's failure to perform the agreed to services herein.

     14. Entire Agreement.
     This Agreement is the entire agreement of the parties, and all other oral or written understandings, agreements, and promises are merged into this document. No amendment or modification of this Agreement is valid unless it is signed by both Client and Diablo.

     15. Intellectual Property Ownership.
     Diablo assigns to Client all patent, copyright, trademark and trade secret rights in anything created or developed by Diablo under this Agreement. Diablo agrees to help Client secure any formal intellectual property rights in said interests by completing any and all paperwork necessary. However, Client agrees to pay all of Diablo's

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costs in this regard, including attorney's fees relevant to this assignment.

     16. Confidentiality.
     Diablo will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Client without Client's prior written consent except to the extent necessary to perform services on Client's behalf. Proprietary or confidential information includes:
Written, printed, graphic or electronically recorded materials furnished by Client for Diablo to use; Business plans, customer lists, operating procedures, financial statements, trade secrets, design formulas, accounting information, know-how, computer programs and/or inventories and improvements of any kind; and, Information belonging to any of Client's customers and suppliers about whom Diablo gained knowledge as a result of Diablo's services to Client.

     17. Resolving Disputes.
     Should any dispute between the parties arise over the services rendered under this Agreement, its interpretation, or any other respect of the relationship between Diablo and Client, the parties agree to submit the matter to binding arbitration and to the jurisdiction and venue of the San Diego County Superior Court, pursuant to the arbitration procedures outlined in the California Code of Civil Procedure. Costs shall be borne equally by the parties. Judgment by the arbitrator may be entered in any court of competent jurisdiction. Costs and fees may be awarded to the prevailing party.

     18. Applicable Law.
     The terms of this Agreement will be governed by an interpreted in accordance with the internal laws of the State of California, without regard to the principals of conflict of laws.

     19. Notices.
     All notices and other communications in connection with this Agreement shall be in writing and shall be considered given either when delivered personally or 5 days after deposit into the U.S. Mail with full postage pre-paid thereon, certified mail, return receipt requested.

     20. No Partnership.

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     This Agreement does not create partnership relationship. Diablo does not have the authority to enter into contracts on Client's behalf.

     21. Assignment and Delegation.
     Diablo may not assign any obligations under this Agreement without Client's prior written approval, excluding therefrom Diablo hiring any subcontractors or employees as provided for hereunder. This Agreement is binding on all successors and assigns of the respective parties.

     22. Authority to Bind Principals.
     Both Client and Diablo represent that of the signatories hereto have complete authority to bind their principal corporations or other business entities to the terms of this Agreement, and that all necessary corporate action has been taken by both Client and Diablo to validly enter into this Agreement.


Dated:                                     DIABLO CONSULTANTS, INC.

   3/1/05
                                           By: Jeremy Roe
                                               --------------------
                                               JEREMY ROE
                                               ITS: PRESIDENT



Dated:                                     BLUEGATE CORPORATION

   3/1/05                                  By:  /s/ Greg J. Micek
                                               --------------------
                                           Its:   CFO
                                                -------------------


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